Exhibit 21.2

                   UNRESTRICTED SUBSIDIARIES OF THE REGISTRANT


 I.  SUBSIDIARIES HELD THROUGH UIH EUROPE, INC.

         Binan Investment B.V.                                       Netherlands
         Melita Cable TV PLC                                         Malta
         Melita Partnership                                          Colorado
         Stipdon Investments B.V.                                    Netherlands
         Tishdoret Achzakot Ltd.                                     Israel
         UCI Enterprises, Inc.                                       Colorado
         UIH Bulgaria, Inc.                                          Colorado
         UIH Portugal, Inc.                                          Colorado
         UIH Slovakia, Inc.                                          Colorado
         UIH Spain, Inc.                                             Colorado
         UIH Turkey, Inc.                                            Colorado
         UII -  Ireland Limited Liability Company                    Utah
         UII - Ireland Ltd.                                          Colorado
         United International Investments                            Colorado
         UPC Intermediates B.V.                                      Netherlands
         UPC Kft                                                     Hungary

 II. SUBSIDIARIES HELD THROUGH UIPI

         UIH AML, Inc.                                               Colorado
         UIH Brazil, SP, Inc.                                        Colorado
         UIH Communication, Inc.                                     Colorado
         UIM Aircraft, Inc.                                          Colorado